Exhibit 99.1

Sovereign Bancorp, Inc. Announces First Quarter 2008 Results

PHILADELPHIA, PA...Sovereign Bancorp, Inc. (“Sovereign or the Company”) (NYSE: SOV), parent company of Sovereign Bank (“Bank”), today reported net income for the quarter ended March 31, 2008 of $100.1 million or $.20 per share as compared to $48.1 million or $.09 per share a year earlier. Net income in the first quarter of 2007 included charges related to an expense reduction initiative and balance sheet restructuring of $128.7 million (after-tax) or $.25 per share.

Highlights of the first quarter of 2008 results were as follows:

•	Net interest margin increased to 2.88% in the first quarter, an increase of 11 basis points from the fourth quarter of 2007 and 18 basis points from the similar quarter in 2007.

•	The Company experienced loan growth of 1.9% from December 31, 2007, which was driven by solid growth in commercial loans partially offset by a 3% linked-quarter decline in auto loans.

•	Deposit growth and deposit mix continued to improve driven by retail and commercial deposit growth of $942 million offset by seasonal declines in government deposits and planned runoff in wholesale deposits in the first quarter of 2008.

•	Sovereign’s allowance for credit losses as a percentage of total loans increased to 1.36% at March 31, 2008, compared to 1.28% at December 31, 2007 and .90% at March 31, 2007.

•	The Company’s tangible equity to tangible assets excluding other comprehensive income expanded 38 basis points to 4.97% at March 31, 2008 compared to 4.59% for the similar period in 2007.

Commenting on the results for the first quarter of 2008, Joseph P. Campanelli, Sovereign’s President and CEO, stated, “Sovereign’s results for the first quarter demonstrate that we are continuing to make progress on our goals to reduce risk and improve the quality of our earnings stream. The current turbulent financial markets provide a challenging credit environment which has resulted in elevated levels of non-performing assets and provisions for credit losses.”

Net Interest Income and Margin

For the first quarter of 2008, Sovereign reported net interest income of $482 million as compared to $466 million last quarter and $488 million in the first quarter of 2007. The Company’s net interest margin expanded 18 basis points during the first quarter of 2008 to 2.88% from the similar quarter a year ago. The steepening of the yield curve in recent quarters coupled with solid retail deposit growth in the first quarter of 2008 and the impact of balance sheet restructurings in 2007 have been the main drivers of this expansion.

Sovereign’s average loan balances decreased $3.0 billion from the first quarter of 2007 primarily as a result of the prior years’ balance sheet restructurings and a focused discipline in 2008 on originating loans within the Company’s footprint. Average loan balances increased $700 million on a linked quarter basis to $58.2 billion, reflecting growth in commercial loans and direct home equity loans partially offset by runoff in residential mortgage and auto loans.

Sovereign’s average deposits decreased $3.0 billion from the first quarter of 2007 as the Bank continued to focus on retail and commercial deposit growth and reduced its reliance on wholesale deposit sources by $4.3 billion. On a linked quarter basis, average deposits decreased $1.4 billion primarily due to reductions in wholesale deposits of $1.5 billion. The Company experienced growth in retail deposits of $459 million with seasonal declines in government and commercial deposits.

Non-Interest Income

Consumer and commercial banking fees increased $10.2 million or 8.7% from a year ago and decreased $6.5 million on a linked quarter basis. The variance from the fourth quarter of 2007 primarily related to a securitization loss of $2.7 million in the first quarter of 2008 and a $2.6 million loan syndication gain in the fourth quarter of 2007. In relation to the variance from the first quarter of 2007, the Company incurred the aforementioned securitization loss of $2.7 million which was offset by increases in consumer and commercial deposit fees.

Mortgage banking revenues for the quarter were a loss of $5.1 million, compared to a gain of $9.2 million on a linked quarter basis and a loss of $107.2 million in the same quarter a year ago. The first quarter loss was attributed to mortgage and multi-family servicing right impairments of $23.6 million which were driven primarily by lower interest rates and higher market prepayment speed assumptions. Excluding the aforementioned impairments, the Company’s mortgage banking revenues were relatively robust in the first quarter primarily due to higher spreads on secondary sales. The loss in the first quarter of 2007 included the lower of cost or market adjustment of $120 million related to the portion of correspondent home equity loans not sold as part of the balance sheet restructuring.

Capital markets revenues for the first quarter of 2008 were $10.4 million compared to a loss of $18.3 million in the fourth quarter of 2007 and revenues of $5.7 million in the first quarter of 2007. The fourth quarter of 2007 included $27.4 million of losses on repurchase agreements provided to mortgage companies.

Net investment gains of $14.1 million in the first quarter of 2008 were due to the mandatory partial redemption of the VISA IPO shares. The net securities loss of $179.2 million in the fourth quarter of 2007 related to the other-than-temporary impairment charge on FNMA and FHLMC preferred stock.

Non-Interest Expense

General and administrative expenses were $359 million for the first quarter of 2008, as compared to $337 million in the fourth quarter of 2007 and $329 million in the similar quarter a year ago. The fourth quarter of 2007 included an $18.7 million reversal of incentive compensation accruals as a result of corporate objectives not being achieved. In addition, the first quarter of 2008 included the normal seasonal increase in payroll taxes of $6.5 million, higher deposit insurance premiums of $4.7 million, and increased marketing expense of $2.4 million which was partially offset by a reduction in legal expense of $6.4 million related to the release of reserves established in the fourth quarter of 2007 for the Visa litigation.

The increase in general and administrative expenses from the first quarter of 2007 of $29 million was primarily due to increased compensation expense of $13.7 million, which included $5 million of reversals of incentive accruals in the first quarter of 2007, higher deposit insurance premiums of $7.6 million, and increased marketing expense of $7.4 million offset by the above mentioned reduction in legal expense of $6.4 million in the first quarter of 2008.

Asset Quality

Sovereign’s provision for credit losses was $135 million in the first quarter of 2008, compared to $148 million in the fourth quarter of 2007 and $46.0 million in the first quarter of 2007. Sovereign increased its allowance for credit losses to $798 million, a $60.7 million increase from December 31, 2007, primarily due to growth in commercial loans and continued deterioration in the Bank’s commercial construction portfolio. This raises Sovereign’s allowance for credit losses to total loans at March 31, 2008 to 1.36% up from 1.28% at December 31, 2007 and .90% at March 31, 2007.

Net charge-offs were $74.3 million this quarter versus $60.5 million in the prior quarter and $24.1 million a year ago. Annualized net charge-offs were .51% of average loans for the current quarter, compared to .42% linked quarter and .16% a year ago. Sovereign ceased originating correspondent home equity loans in the first quarter of 2006 and auto loans in the Southeast and Southwest in the first quarter of 2008. Approximately 43% of net charge-offs this quarter related to losses on the indirect auto portfolio outside the Company’s footprint of $28.3 million and correspondent home equity loans of $4.0 million.

Non-performing loans increased to $417.8 million at March 31, 2008 compared to $304.3 million at December 31, 2008 and $242.0 million at March 31, 2007. This increase is driven primarily by higher non-performing commercial loans, a significant portion of which related to the housing market. Non-performing loans to total loans increased 18 basis points to .71% at March 31, 2008 compared to .53% at December 31, 2007 and .43% at March 31, 2007.

Capital

Sovereign’s tangible equity to tangible assets excluding other comprehensive income (“OCI”) was 4.97% at March 31, 2008 compared to 4.67% at December 31, 2007 and 4.59% a year ago. Tangible common equity to tangible assets excluding OCI was 4.72% at the end of the first quarter of 2008 compared to 4.43% on a linked quarter basis and 4.34% a year ago. Sovereign’s Tier 1 leverage ratio was 6.21% at March 31, 2008, as compared to 5.89% at December 31, 2007. The increase in the aforementioned capital ratios were primarily due to higher earnings and the suspension of the common stock dividend.

Sovereign Bank’s Tier 1 leverage ratio was 6.85% compared to 6.80% at March 31, 2007. The Bank’s total risk-based capital ratio was 10.24% at March 31, 2008 down slightly from 10.48% a year ago primarily due to the mix of risk weighted assets.

About Sovereign

Sovereign Bancorp, Inc., (“Sovereign”) (NYSE: SOV), is the parent company of Sovereign Bank, a financial institution with principal markets in the Northeastern United States. Sovereign Bank has 750 community banking offices, over 2,300 ATMs and approximately 12,000 team members. Sovereign offers a broad array of financial services and products including retail banking, business and corporate banking, cash management, capital markets, wealth management and insurance. For more information on Sovereign Bank, visit <http://www.sovereignbank.com> or call 1-877-SOV-BANK.

Investors, analysts and other interested parties will have the opportunity to listen to a live web-cast of Sovereign’s First Quarter 2008 earnings call on Wednesday, April 23, 2008 beginning at 10:30 a.m. ET at www.sovereignbank.com <http://www.sovereignbank.com> >Investor Relations >Events &Webcasts;
or http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=67999&eventID=1660290. International parties are invited to dial into the conference call at 706-679-7706. The webcast can be accessed at 10:30 a.m. ET on Wednesday, April 23, 2008. Questions may be submitted during the call via email accessible from Sovereign Bancorp’s broadcast and Investor Relations sites. A webcast replay will remain available via Sovereign’s Investor Relations site. A telephone replay will be accessible from 12:30 p.m. ET on Wednesday, April 23, 2008 through 12:00 a.m. ET (midnight) on Wednesday, April 30, 2008 by dialing 1-800-642-1687 in the U.S., international 706-645-9291, confirmation id # 42743102.

—END—

Note:

This press release contains statements of Sovereign’s strategies, plans, and objectives, as well as estimates of financial condition, operating and cash efficiencies and revenue generation. These statements and estimates constitute forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995), which involve significant risks and uncertainties. Actual results may differ materially from the results discussed in these forward-looking statements. Factors that might cause such a difference include, but are not limited to, general economic conditions, changes in interest rates, deposit flows, loan demand, real estate values and competition; changes in accounting principles, policies, or guidelines; changes in legislation or regulation; Sovereign’s ability in connection with any acquisition to complete such acquisition and to successfully integrate assets, liabilities, customers, systems and management personnel Sovereign acquires into its operations and to realize expected cost savings and revenue enhancements within expected time frame; the possibility that expected one time merger-related charges are materially greater than forecasted or that final purchase price allocations based on the fair value of acquired assets and liabilities and related adjustments to yield and/or amortization of the acquired assets and liabilities at any acquisition date are materially different from those forecasted; other economic, competitive, governmental, regulatory, and technological factors affecting the Company’s operations, integrations, pricing, products and services; and acts of God, including natural disasters. Sovereign does not intend to update any forward-looking information and statements, whether written or oral, to reflect any change.

Sovereign Bancorp is followed by several market analysts. Please note that any opinions, estimates, forecasts, or predictions regarding Sovereign Bancorp’s performance or recommendations regarding Sovereign’s securities made by these analysts are theirs alone and do not represent opinions, estimates, forecasts, predictions or recommendations of Sovereign Bancorp or its management. Sovereign Bancorp does not by its reference to any analyst opinions, estimates, forecasts regarding Sovereign’s performance or recommendations regarding Sovereign’s securities imply Sovereign’s endorsement of or concurrence with such information, conclusions or recommendations.

Sovereign Bancorp, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Quarter Ended
	Mar. 31	Dec. 31	Sept. 30	June 30	Mar. 31
(dollars in thousands, except per share data)	2008	2007	2007	2007	2007
Interest and dividend income:
Interest on interest-earning deposits	$2,964	$1,615	$7,117	$4,144	$6,236
Interest on investment securities
Available for sale	168,109	173,803	177,125	180,252	189,835
Other	9,820	14,279	11,886	11,179	14,301
Interest on loans	895,276	949,643	954,014	943,860	1,016,967

Total interest and dividend income	1,076,169	1,139,340	1,150,142	1,139,435	1,227,339

Interest expense:
Deposits and related customer accounts	315,103	395,768	408,680	409,616	413,251
Borrowings	278,886	277,548	284,701	276,435	326,235

Total interest expense	593,989	673,316	693,381	686,051	739,486

Net interest income	482,180	466,024	456,761	453,384	487,853
Provision for credit losses (2)	135,000	148,192	162,500	51,000	46,000

Net interest income after provision for credit losses	347,180	317,832	294,261	402,384	441,853

Non-interest income:
Consumer banking fees	73,219	77,420	73,113	77,268	68,014
Commercial banking fees (3)	54,425	56,695	44,155	52,046	49,408
Mortgage banking revenue (1)	(5,133)	9,161	3,752	26,500	(107,205)
Capital markets revenue	10,393	(18,310)	(12,627)	5,982	5,689
Bank owned life insurance income	19,424	20,633	24,439	20,274	20,509
Other	5,297	7,584	8,557	8,227	9,467

Total fees and other income before investment gains/(losses)	157,625	153,183	141,389	190,297	45,882
Net gain/(loss) on investments (4)	14,135	(179,209)	1,884	—	970

Total non-interest income	171,760	(26,026)	143,273	190,297	46,852

Non-interest expense:
General and administrative
Compensation and benefits (5)	185,112	155,856	172,319	171,557	173,796
Occupancy and equipment	78,013	77,325	75,217	75,637	80,519
Technology expense	24,498	25,177	23,940	23,812	23,336
Outside services	15,630	18,828	16,434	16,969	15,278
Marketing expense	16,246	13,881	16,296	17,092	8,832
Other administrative expenses	39,765	46,537	37,440	31,525	28,235

Total general and administrative	359,264	337,604	341,646	336,592	329,996
Other expenses:
Core deposit & other intangibles	29,122	30,141	31,066	32,257	33,253
Goodwill impairment	—	1,576,776	—	—	—
Other minority interest expense and equity method expense	8,339	27,448	6,913	14,487	18,415
Proxy and related professional fees	—	—	—	(125)	(391)
Restructuring, other employee severance and debt repurchase charges	—	—	6,029	35,938	20,032
ESOP expense related to freezing of plan	—	—	—	(3,266)	43,385
Merger-related and integration charges	—	—	—	166	2,076

Total other expenses	37,461	1,634,365	44,008	79,457	116,770

Total non-interest expense	396,725	1,971,969	385,654	416,049	446,766

Income/ (loss) before income taxes	122,215	(1,680,163)	51,880	176,632	41,939
Income tax expense/ (benefit)	22,080	(77,180)	(6,330)	29,180	(6,120)

Net income/ (loss)	$100,135	$(1,602,983)	$58,210	$147,452	$48,059

(1)	Mortgage banking activity is summarized below:

(Losses)/gains on sale of mortgage loans and related securities and home equity loans (6)	$3,977	$4,560	$3,971	$3,317	$(114,345)
Net gains/(losses) recorded under SFAS 133	1,370	(2,125)	1,781	783	(388)
Mortgage servicing fees, net of mortgage servicing rights amortization	3,848	1,948	972	2,224	247
Mortgage servicing right (impairments)/recoveries	(18,703)	(2,071)	—	656	—
Net gains on sale of multifamily loans	9,231	7,515	2,383	5,748	10,557
Net gains/(losses) recorded on commercial mortgage backed securitization	—	(666)	(5,355)	13,772	(3,276)
Multifamily servicing right impairments	(4,856)	—	—	—	—

Total mortgage banking revenues	$(5,133)	$9,161	$3,752	$26,500	$(107,205)

(2)	The first quarter of 2008 includes provisions in excess of charge-offs of approximately $57.7 million for our commercial loan portfolio and $7.2 million for our consumer and residential loan portfolios. The fourth quarter of 2007 includes approximately $63 million of additional provisions for our consumer and residential loan portfolios. The third quarter of 2007 includes an additional provision of $47 million on our retained correspondent home equity portfolio as well as $37 million of additional reserves allocated to our indirect auto portfolio due to increased losses experienced in the third quarter and higher projected losses in future periods.

(3)	The third quarter of 2007 includes a LOCOM adjustment of $6.2 million on our loan syndication trading portfolio.

(4)	The first quarter of 2008 includes a $14.1 million gain on our membership share allocation of VISA’s IPO shares. Results for the fourth quarter of 2007 include a $180.5 million other-than-temporary impairment charge on FNMA & FHLMC preferred stock.

(5)	Fourth quarter of 2007 results include $18.7 million of incentive compensation accrual reversals due to corporate objectives not being achieved in 2007.

(6)	First quarter of 2007 results include a LOCOM adjustment of $119.9 million on correspondent home equity loans that were not sold as of March 31, 2007.

A

Sovereign Bancorp, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(unaudited)

	Mar. 31	Dec. 31	Sept. 30	June 30	Mar. 31
(dollars in thousands)	2008	2007	2007	2007	2007
Assets
Cash and amounts due from depository institutions	$1,957,403	$3,130,770	$3,992,731	$1,867,294	$1,669,623
Investments:
Available-for-sale	10,958,419	13,941,847	14,307,929	13,303,432	13,640,209
Other investments	1,134,805	1,200,545	981,921	798,452	703,738

Total investments	12,093,224	15,142,392	15,289,850	14,101,884	14,343,947

Loans:
Commercial	32,181,592	30,912,972	29,912,883	29,547,839	29,852,212
Consumer	26,690,190	26,866,807	27,235,481	26,979,279	26,273,285

Total loans, net	58,871,782	57,779,779	57,148,364	56,527,118	56,125,497
Less allowance for loan losses	(775,441)	(709,444)	(629,747)	(503,685)	(487,286)

Total loans, net	58,096,341	57,070,335	56,518,617	56,023,433	55,638,211

Premises and equipment, net	555,773	562,332	559,040	570,074	588,695
Accrued interest receivable	322,760	350,534	384,812	368,849	363,013
Goodwill	3,430,290	3,426,246	5,003,022	5,003,195	5,006,290
Core deposit and other intangibles	342,994	372,116	402,257	433,164	465,421
Bank owned life insurance	1,806,631	1,794,099	1,773,829	1,764,137	1,745,145
Other assets	3,307,303	2,897,572	2,683,170	2,605,061	2,373,220

Total assets	$81,912,719	$84,746,396	$86,607,328	$82,737,091	$82,193,565

Liabilities and Stockholders’ Equity
Liabilities:
Deposits and other customer related accounts:
Retail and commercial deposits	$39,292,245	$38,350,632	$37,838,296	$37,578,525	$37,735,299
Government deposits	3,314,420	4,003,224	3,927,346	3,619,838	4,931,830
Wholesale deposits	6,390,064	7,562,049	8,332,406	8,646,272	9,895,828

Total deposits	48,996,729	49,915,905	50,098,048	49,844,635	52,562,957

Borrowings and other debt obligations	24,348,829	26,126,082	26,161,337	22,461,638	19,162,252
Other liabilities	1,743,380	1,565,654	1,475,954	1,504,788	1,616,574

Total liabilities	75,088,938	77,607,641	77,735,339	73,811,061	73,341,783

Minority interests	146,784	146,430	146,075	145,742	156,896
Stockholders’ equity:
Preferred Stock	195,445	195,445	195,445	195,445	195,445
Common Stock	6,298,254	6,295,572	6,277,292	6,253,146	6,186,470
Warrants and employee stock options issued	348,878	348,365	347,630	346,278	344,979
Unallocated ESOP shares	—	—	—	—	(19,019)
Treasury stock	(11,438)	(19,853)	(20,359)	(21,303)	(22,257)
Accumulated other comprehensive loss	(749,556)	(326,133)	(218,155)	(121,184)	(13,177)
Retained earnings	595,414	498,929	2,144,061	2,127,906	2,022,445

Total stockholders’ equity	6,676,997	6,992,325	8,725,914	8,780,288	8,694,886

Total liabilities and stockholders’ equity	$81,912,719	$84,746,396	$86,607,328	$82,737,091	$82,193,565

B

Sovereign Bancorp, Inc. and Subsidiaries
FINANCIAL HIGHLIGHTS
(unaudited)

	Quarter Ended
	Mar. 31	Dec. 31	Sept. 30	June 30	Mar. 31
(dollars in millions, except per share data)	2008	2007	2007	2007	2007

Per Share Data

Basic earnings (loss) per share	$0.20	$(3.34)	$0.11	$0.30	$0.09
Diluted earnings (loss) per share	0.20	(3.34)	0.11	0.29	0.09
Dividend declared per share	—	0.08	0.08	0.08	0.08
Common book value per share (1)	13.43	14.12	17.76	17.92	17.87
Tangible common book value per share (2)	6.20	6.82	7.11	7.19	7.00
Tangible common book value per share excluding OCI	7.75	7.50	7.57	7.44	7.03
Common stock price:
High	$13.07	$17.73	$21.94	$25.16	$26.42
Low	9.28	10.08	16.58	21.14	24.07
Close	9.32	11.40	17.04	21.14	25.44
Weighted average common shares:
Basic	482.2	481.2	480.2	478.3	475.1
Diluted (3)	482.2	481.2	480.2	512.6	475.1
End-of-period common shares:
Basic	482.4	481.4	480.4	479.1	475.7
Diluted	511.5	511.0	512.4	512.3	509.8

Performance Statistics

Bancorp

Net interest margin	2.88%	2.77%	2.74%	2.71%	2.70%
Return on average assets	0.50%	-7.74%	0.28%	0.72%	0.22%
Return on average tangible assets	0.52%	-8.25%	0.30%	0.77%	0.24%
Return on average equity	5.78%	-72.92%	2.63%	6.71%	2.23%
Return on average tangible equity	11.67%	-174.96%	6.34%	16.17%	5.48%
Annualized net loan charge-offs to average loans	0.51%	0.42%	0.24%	0.18%	0.16%
Efficiency ratio (4)	56.15%	54.52%	57.12%	52.29%	61.83%

NOTES:

(1)	Common book value per share equals common stockholders’ equity at period-end divided by common shares outstanding.

(2)	Tangible book value per share equals common stockholders’ equity at period-end excluding goodwill and core deposits and other intangibles, net of any associated deferred tax liabilities divided by common shares outstanding.

(3)	The conversion of warrants and equity awards and the after-tax add back of Sovereign’s contingently convertible trust preferred interest expense was excluded from Sovereign’s GAAP diluted earnings per share calculation for the majority of the periods above since the result would have been anti-dilutive.

(4)	Efficiency ratio equals general and administrative expense as a percentage of total revenue, defined as the sum of net interest income and total fees and other income before security gains.

C

Sovereign Bancorp, Inc. and Subsidiaries
FINANCIAL HIGHLIGHTS
(unaudited)

	Quarter Ended
	Mar. 31	Dec. 31	Sept. 30	June 30	Mar. 31
(dollars in millions)	2008	2007	2007	2007	2007

Financial Condition Data:

Asset Quality
Non-performing assets (1)	$484.4	$361.6	$336.7	$282.4	$278.4
Non-performing loans (1)	417.8	304.3	282.4	239.9	242.0
Non-performing assets to total assets (1) (2)	0.59%	0.43%	0.39%	0.34%	0.34%
Non-performing loans to loans (1) (2)	0.71%	0.53%	0.49%	0.42%	0.43%
Allowance for credit losses	$798.4	$737.7	$650.0	$521.1	$503.3
Allowance for credit losses to total loans (2)	1.36%	1.28%	1.14%	0.92%	0.90%
Allowance for credit losses to non-performing loans (1)	191%	242%	230%	217%	208%

Capitalization — Bancorp (3)
Tier 1 leverage ratio	6.21%	5.89%	6.03%	6.40%	6.29%
Tangible equity to tangible assets excluding OCI (4)	4.97%	4.67%	4.69%	4.84%	4.59%
Tangible equity to tangible assets including OCI (4)	4.06%	4.28%	4.43%	4.69%	4.58%
Tangible common equity to tangible assets excluding OCI (4)	4.72%	4.43%	4.45%	4.59%	4.34%
Tangible common equity to tangible assets including OCI (4)	3.81%	4.04%	4.19%	4.44%	4.32%

Capitalization — Bank (3)
Tier 1 leverage ratio	6.85%	6.54%	6.63%	6.93%	6.80%
Tier 1 risk-based ratio	7.49%	7.54%	7.66%	7.83%	7.77%
Total risk-based ratio	10.24%	10.40%	10.37%	10.45%	10.48%

(1)	Non-performing loans and non-performing assets at March 31, 2008, December 31, 2007 and September 30, 2007 include $42.6 million, $39.4 million and $41.5 million of loans related to our correspondent home equity portfolio that began to be included in these totals as a result of the additional provision for credit losses that was recorded in the third quarter of 2007. Non-performing loans and assets at June 30, 2007 and March 31, 2007 exclude $51.6 million and $22.4 million, respectively, of correspondent home equity loans that were written down to fair value at March 31, 2007 since credit losses related to these loans were considered in our lower of cost or market adjustment at March 31, 2007. See page F for a listing of our non-performing loans and non-performing assets by asset class.

(2)	The calculation of these ratios at June 30, 2007 and March 31, 2007 exclude approximately $491 million and $574 million, respectively, of loans that were marked down to fair value as of March 31, 2007.

(3)	All capital ratios are calculated based upon adjusted end of period assets consistent with OTS guidelines. The current quarter ratios are estimated as of the date of this earnings release.

(4)	Effective January 1, 2008, tangible equity and tangible assets are defined as total equity and total assets less goodwill and other intangibles net of any deferred tax liabilities consistent with industry practice. Prior period ratios have been restated to conform to the current period presentation. See calculation of ratios on page I.

D

Sovereign Bancorp, Inc. and Subsidiaries
AVERAGE BALANCE, INTEREST AND YIELD/RATE ANALYSIS
(unaudited)

	Quarter Ended
	March 31, 2008			December 31, 2007			March 31, 2007
	Average		Yield/	Average		Yield/	Average		Yield/
(dollars in thousands)	Balance	Interest (1)	Rate	Balance	Interest (1)	Rate	Balance	Interest (1)	Rate
Earning assets:
Investment securities	$13,034,150	$200,922	6.17%	$13,647,483	$209,735	6.14%	$15,175,372	$230,601	6.09%
Loans:
Commercial real estate	12,593,687	197,816	6.31%	12,139,086	209,282	6.85%	11,513,005	196,592	6.90%
Commercial and industrial loans (C&I)	12,760,425	193,990	6.11%	12,311,586	221,340	7.13%	11,566,055	214,480	7.52%
Other	1,754,382	30,604	6.98%	1,722,710	30,609	7.11%	1,520,732	27,085	7.12%

Total Commercial	27,108,494	422,410	6.26%	26,173,382	461,231	7.00%	24,599,792	438,157	7.21%
Multi-family	4,316,489	65,907	6.12%	4,154,457	63,449	6.10%	5,890,879	98,783	6.72%
Residential	13,272,189	187,088	5.64%	13,744,182	195,405	5.69%	15,592,954	223,023	5.72%
Home equity loans and lines of credit	6,217,574	96,072	6.21%	6,116,026	100,575	6.52%	9,497,940	165,351	7.04%

Total consumer loans secured by real estate	19,489,763	283,160	5.82%	19,860,208	295,980	5.94%	25,090,894	388,374	6.22%
Auto Loans	6,967,076	121,196	7.00%	6,996,034	125,840	7.14%	5,186,143	86,142	6.74%
Other	314,006	6,404	8.20%	312,253	7,092	9.01%	422,161	8,821	8.47%

Total Consumer	26,770,845	410,760	6.16%	27,168,495	428,912	6.29%	30,699,198	483,337	6.34%

Total loans	58,195,828	899,077	6.20%	57,496,334	953,592	6.60%	61,189,869	1,020,277	6.72%
Allowance for loan losses	(721,543)			(641,102)			(474,518)

Total earning assets	70,508,435	$1,099,999	6.26%	70,502,715	$1,163,327	6.57%	75,890,723	$1,250,878	6.64%

Other assets	10,422,253			11,688,168			11,724,949

Total assets	$80,930,688			$82,190,883			$87,615,672

Funding liabilities:
Deposits and other customer related accounts:
NOW accounts	$5,319,562	$12,682	0.96%	$5,297,687	$14,143	1.06%	$5,994,720	$16,439	1.11%
Savings accounts	3,813,768	5,827	0.61%	3,889,735	6,562	0.67%	4,572,309	7,179	0.64%
Money market accounts	10,967,638	82,965	3.04%	10,530,726	94,979	3.58%	9,150,410	74,261	3.29%
Time deposits	11,927,984	134,980	4.55%	11,955,486	141,748	4.70%	11,243,730	127,506	4.60%

Total retail and commercial deposits	32,028,952	236,454	2.97%	31,673,634	257,432	3.22%	30,961,169	225,385	2.95%
Total government deposits	3,819,399	30,337	3.19%	3,955,764	47,482	4.76%	3,617,588	45,709	5.12%
NOW accounts- wholesale	88,574	743	3.38%	46,146	537	4.62%	485,875	6,409	5.35%
Money market accounts- wholesale	1,396,481	12,260	3.53%	1,764,249	21,228	4.77%	3,639,024	49,610	5.53%
Customer repurchase agreements	2,739,973	15,715	2.31%	2,877,569	26,779	3.69%	2,262,732	25,896	4.64%
Time deposits- wholesale	2,406,387	19,594	3.27%	3,466,108	42,310	4.84%	4,504,148	60,242	5.42%

Total wholesale deposits	6,631,415	48,312	2.93%	8,154,072	90,854	4.42%	10,891,779	142,157	5.29%

Total deposits and other customer related accounts	42,479,766	315,103	2.98%	43,783,470	395,768	3.59%	45,470,536	413,251	3.69%
Borrowings:
Wholesale borrowings	19,816,254	224,236	4.54%	18,145,623	220,972	4.85%	19,842,592	249,264	5.07%
Other borrowings	3,625,668	54,650	6.04%	3,621,933	56,576	5.94%	5,412,697	76,971	5.71%

Total borrowings	23,441,922	278,886	4.77%	21,767,556	277,548	5.08%	25,255,289	326,235	5.21%

Total funding liabilities	65,921,688	593,989	3.62%	65,551,026	673,316	4.08%	70,725,825	739,486	4.23%

Non-interest bearing DDA	6,342,945			6,399,359			6,335,301
Other liabilities	1,722,005			1,518,784			1,819,565

Total liabilities	73,986,638			73,469,169			78,880,691

Stockholders’ equity	6,944,050			8,721,714			8,734,981

Total liabilities and stockholders’ equity	$80,930,688			$82,190,883			$87,615,672

Net interest income		$506,010			$490,011			$511,392

Interest rate spread			2.64%			2.49%			2.41%
Contribution from interest free funds			0.24%			0.29%			0.29%

Net interest margin			2.88%			2.77%			2.70%

(1)	Tax equivalent basis

E

Sovereign Bancorp, Inc. and Subsidiaries
SUPPLEMENTAL INFORMATION
(unaudited)
NON-PERFORMING ASSETS

	Mar. 31	Dec. 31	Sept. 30	June 30	Mar. 31
(dollars in thousands)	2008	2007	2007	2007	2007
Non-accrual loans:
Consumer:
Residential	$108,802	$90,881	$79,909	$69,392	$62,864
Home equity loans and lines of credit (1)	60,287	56,099	53,974	12,875	12,131
Auto loans	876	1,359	730	620	416
Other consumer loans	1,541	2,087	2,076	1,714	1,504

Total consumer loans	171,506	150,426	136,689	84,601	76,915
Commercial real estate	95,363	61,750	63,975	69,345	82,835
Multi-family loans	10,367	6,336	3,002	4,732	5,061
C&I and other	140,270	85,406	78,251	80,706	76,668

Total non-accrual loans	417,506	303,918	281,917	239,384	241,479
Restructured loans	324	370	443	503	552

Total non-performing loans (1)	417,830	304,288	282,360	239,887	242,031
Real estate owned, net	49,668	43,226	43,517	34,724	29,655
Other repossessed assets	16,888	14,062	10,861	7,755	6,722

Total non-performing assets (1)	$484,386	$361,576	$336,738	$282,366	$278,408

Non-performing loans as a percentage of loans (1) (2)	0.71%	0.53%	0.49%	0.42%	0.43%
Non-performing assets as a percentage of total assets (1) (2)	0.59%	0.43%	0.39%	0.34%	0.34%
Non-performing assets as a percentage of total loans, real estate owned and repossessed assets (1) (2)	0.82%	0.63%	0.59%	0.50%	0.50%
Allowance for credit losses as a percentage of non-performing loans (1)	191%	242%	230%	217%	208%
NET LOAN CHARGE-OFFS

	Mar. 31	Dec. 31	Sept. 30	June 30	Mar. 31
Quarters ended (in thousands)	2008	2007	2007	2007	2007
Commercial real estate	$3,339	$4,591	$2,401	$2,766	$5,782
Multi-family loans	—	—	—	—	—
C&I and other	11,789	13,647	8,387	6,820	6,089

Total commercial	15,128	18,238	10,788	9,586	11,871
Residential	4,853	3,631	1,715	1,558	564
Home equity loans and lines of credit	9,365	3,808	883	1,934	1,523

Total consumer loans secured by real estate	14,218	7,439	2,598	3,492	2,087
Auto loans — In market	14,488	14,918	10,162	7,953	8,867
Auto loans — Out of market	28,276	19,427	9,286	4,352	1,248
Other consumer loans	2,186	469	734	291	17

Total consumer	59,168	42,253	22,780	16,088	12,219

Total loan charge-offs	$74,296	$60,491	$33,568	$25,674	$24,090

COMPONENTS OF THE PROVISION OF CREDIT LOSSES AND ALLOWANCE FOR CREDIT LOSSES

	Mar. 31	Dec. 31	Sept. 30	June 30	Mar. 31
Quarters ended (in thousands)	2008	2007	2007	2007	2007
Provision for loan losses	$140,293	$140,188	$159,630	$49,589	$45,239
Provision/(recoveries) for unfunded commitments	(5,293)	8,004	2,870	1,411	761

Total provision for credit losses	$135,000	$148,192	$162,500	$51,000	$46,000

Allowance for loan losses	$775,441	$709,444	$629,747	$503,685	$487,286
Reserve for unfunded commitments	23,008	28,301	20,297	17,427	16,016

Total allowance for credit losses	$798,449	$737,745	$650,044	$521,112	$503,302

(1)	Non-performing loans and non-performing assets at March 31, 2008, December 31, 2007 and September 30, 2007 include $42.6 million, $39.4 million and $41.5 million of loans related to our correspondent home equity loan portfolio that began to be included in these totals as a result of the additional provision for credit losses that was recorded in the third quarter of 2007. Non-performing loans and non-performing assets exclude $51.6 million and $22.4 million of non-accrual loans at June 30, 2007 and March 31, 2007 related to correspondent home equity loans that had been previously classified as held for sale since credit losses related to these loans were considered in our lower of cost or market adjustment at March 31, 2007.

(2)	The calculation of these ratios at June 30, 2007 and March 31, 2007 exclude approximately $491 million and $574 million of loans that were marked down to fair value as of March 31, 2007.

F

Sovereign Bancorp, Inc. and Subsidiaries
SUPPLEMENTAL INFORMATION
(unaudited)

	Loan Composition- End of Period ($)			Net Loan Charge-Offs ($)			Total Past Dues Excluding Non-Accruals ($)
ADDITIONAL CREDIT QUALITY STATISTICS	% of Total Loans			Annualized Net Loan Charge-Offs to Average Loans (%)			Total Past Dues to Total Loans (%)
	Mar. 31	Dec. 31	Mar. 31	Mar. 31	Dec. 31	Mar. 31	Mar. 31	Dec. 31	Mar. 31
Quarters ended (in thousands)	2008	2007	2007	2008	2007	2007	2008	2007	2007
Commercial real estate	$12,882,292	$12,306,914	$11,584,728	$3,339	$4,591	$5,782	$53,486	$66,710	$75,016
	22%	21%	21%	0.11%	0.15%	0.20%	0.42%	0.54%	0.65%

Multi-family	4,331,075	4,246,370	4,806,028	—	—	—	27,769	5,034	11,917
	7%	7%	9%	0.00%	0.00%	0.00%	0.64%	0.12%	0.25%

C&I and other commercial	14,968,225	14,359,688	13,461,456	11,789	13,647	6,089	57,635	68,531	66,222
	25%	25%	24%	0.32%	0.39%	0.19%	0.39%	0.48%	0.49%

Residential	13,277,908	13,341,193	14,403,371	4,853	3,631	564	334,645	360,982	273,355
	23%	23%	26%	0.15%	0.11%	0.01%	2.52%	2.71%	1.90%

Home equity loans and lines of credit	5,844,326	5,734,767	5,347,907	5,351	3,808	1,523	29,568	34,148	35,984
	10%	10%	10%	0.37%	0.27%	0.11%	0.51%	0.60%	0.67%

Correspondent home equity loans (1) (2)	439,180	462,381	584,229	4,014	—	—	60,072	55,428	76,205
	1%	1%	1%	3.56%	0.00%	0.00%	13.68%	11.99%	13.04%

Auto loans — In Market	4,375,816	4,407,496	4,379,951	14,488	14,918	8,867	83,610	119,095	50,875
	7%	8%	8%	1.32%	1.35%	0.81%	1.91%	2.70%	1.16%

Auto loans — Out of Market (2)	2,439,841	2,621,398	1,147,002	28,276	19,427	1,248	74,534	95,553	6,964
	4%	5%	2%	4.41%	3.01%	0.63%	3.05%	3.65%	0.61%

Other consumer	313,119	299,572	410,825	2,186	469	17	8,820	11,547	7,581
	1%	1%	1%	2.78%	0.60%	0.02%	2.82%	3.85%	1.85%

Total	58,871,782	57,779,779	56,125,497	74,296	60,491	24,090	730,139	817,028	604,119
	100%	100%	100%	0.51%	0.42%	0.16%	1.24%	1.41%	1.08%

(1)	At March 31, 2008, this portfolio has $321.5 million of first lien loans and $117.6 million of second lien loans which have reserves for credit losses of $59.4 million. Additionally, first quarter 2008 results include charge-offs of $4 million related to this portfolio as the credit reserves that had been previously established in our lower of cost or market adjustment in the first quarter of 2007 were completely utilized.

(2)	Note that Sovereign ceased originating correspondent home equity loans in the first quarter of 2006 and effective January 31, 2008 out of market indirect auto loans.

G

Sovereign Bancorp, Inc. and Subsidiaries
SUPPLEMENTAL INFORMATION
(unaudited)
DEPOSIT AND OTHER CUSTOMER RELATED ACCOUNT COMPOSITION — End of period

	Mar. 31	Dec. 31	Sept. 30	June 30	Mar. 31
Quarters ended (in thousands)	2008	2007	2007	2007	2007
Demand deposit accounts	$6,761,773	$6,444,338	$6,272,412	$6,313,408	$6,420,046
NOW accounts	5,462,791	5,546,280	5,352,228	5,950,960	6,159,701
Money market accounts	11,334,428	10,655,978	10,258,960	10,005,554	9,452,904
Savings accounts	3,841,083	3,831,636	3,984,551	4,312,492	4,558,367
Time deposits	11,892,170	11,872,400	11,970,145	10,996,111	11,144,281

Total retail and commercial deposits	39,292,245	38,350,632	37,838,296	37,578,525	37,735,299
Total government deposits	3,314,420	4,003,224	3,927,346	3,619,838	4,931,830
NOW accounts- wholesale	388,604	15,082	396,318	44,638	80,970
Money market accounts- wholesale	1,385,308	1,761,693	1,553,114	1,948,679	3,087,085
Customer repurchase agreements	2,633,112	2,754,680	2,726,686	2,525,932	2,310,290
Time deposits- wholesale	1,983,040	3,030,594	3,656,288	4,127,023	4,417,483

Total wholesale deposits	6,390,064	7,562,049	8,332,406	8,646,272	9,895,828

Total deposits and other customer related accounts	$48,996,729	$49,915,905	$50,098,048	$49,844,635	$52,562,957

LOAN COMPOSITION — End of period

	Mar. 31	Dec. 31	Sept. 30	June 30	Mar. 31
Quarters ended (in thousands)	2008	2007	2007	2007	2007
Commercial real estate	$12,882,292	$12,306,914	$11,821,651	$11,741,479	$11,584,728
C&I	13,209,614	12,594,652	12,355,754	12,186,379	11,922,506
Multi-family loans	4,331,075	4,246,370	4,038,333	4,000,527	4,806,028
Other	1,758,611	1,765,036	1,697,145	1,619,454	1,538,950

Total commercial loans	32,181,592	30,912,972	29,912,883	29,547,839	29,852,212
Residential	13,277,908	13,341,193	14,009,891	14,387,342	14,403,371
Home equity loans and lines of credit	6,283,506	6,197,148	6,058,143	5,954,925	5,932,136

Total consumer loans secured by real estate	19,561,414	19,538,341	20,068,034	20,342,267	20,335,507
Auto loans	6,815,657	7,028,894	6,853,381	6,320,010	5,526,953
Other consumer loans	313,119	299,572	314,066	317,002	410,825

Total consumer loans	26,690,190	26,866,807	27,235,481	26,979,279	26,273,285

Total loans	$58,871,782	$57,779,779	$57,148,364	$56,527,118	$56,125,497

DEPOSIT AND OTHER CUSTOMER RELATED ACCOUNT COMPOSITION — Average

	Mar. 31	Dec. 31	Sept. 30	June 30	Mar. 31
Quarters ended (in thousands)	2008	2007	2007	2007	2007
Demand deposit accounts	$6,342,945	$6,399,359	$6,403,572	$6,421,910	$6,335,301
NOW accounts	5,319,562	5,297,687	5,497,403	5,935,760	5,994,720
Money market accounts	10,967,638	10,530,726	10,224,580	9,687,237	9,150,410
Savings accounts	3,813,768	3,889,735	4,144,517	4,437,785	4,572,309
Time deposits	11,927,984	11,955,486	11,323,566	11,004,592	11,243,730

Total retail and commercial deposits	38,371,897	38,072,993	37,593,638	37,487,284	37,296,470
Total government deposits	3,819,399	3,955,764	3,691,557	4,040,559	3,617,588
NOW accounts- wholesale	88,574	46,146	137,919	133,590	485,875
Money market accounts- wholesale	1,396,481	1,764,249	1,858,681	2,521,820	3,639,024
Customer repurchase agreements	2,739,973	2,877,569	2,643,836	2,389,302	2,262,732
Time deposits- wholesale	2,406,387	3,466,108	4,068,060	4,425,195	4,504,148

Total wholesale deposits	6,631,415	8,154,072	8,708,496	9,469,907	10,891,779

Total deposits and other customer related accounts	$48,822,711	$50,182,829	$49,993,691	$50,997,750	$51,805,837

LOAN COMPOSITION — Average

	Mar. 31	Dec. 31	Sept. 30	June 30	Mar. 31
Quarters ended (in thousands)	2008	2007	2007	2007	2007
Commercial real estate	$12,593,687	$12,139,086	$11,746,854	$11,737,900	$11,513,005
C&I	12,760,425	12,311,586	12,049,755	12,146,382	11,566,055
Multi-family loans	4,316,489	4,154,457	3,975,580	4,637,577	5,890,879
Other	1,754,382	1,722,710	1,632,878	1,586,118	1,520,732

Total commercial loans	31,424,983	30,327,839	29,405,067	30,107,977	30,490,671
Residential	13,272,189	13,744,182	14,357,561	14,429,334	15,592,954
Home equity loans and lines of credit	6,217,574	6,116,026	5,974,643	5,933,285	9,497,940

Total consumer loans secured by real estate	19,489,763	19,860,208	20,332,204	20,362,619	25,090,894
Auto loans	6,967,076	6,996,034	6,616,774	5,926,390	5,186,143
Other consumer loans	314,006	312,253	320,848	388,325	422,161

Total consumer loans	26,770,845	27,168,495	27,269,826	26,677,334	30,699,198

Total loans	$58,195,828	$57,496,334	$56,674,893	$56,785,311	$61,189,869

H

Sovereign Bancorp, Inc. and Subsidiaries
SUPPLEMENTAL INFORMATION
(unaudited)
CALCULATION OF TANGIBLE EQUITY TO TANGIBLE ASSETS RATIOS

	Mar. 31	Dec. 31	Sept. 30	June 30	Mar. 31
(dollars in thousands)	2008	2007	2007	2007	2007

Total Equity	$6,676,997	$6,992,325	$8,725,914	$8,780,288	$8,694,886
Goodwill	(3,430,290)	(3,426,246)	(5,003,022)	(5,003,195)	(5,006,290)
CDI and other intangibles	(342,994)	(372,116)	(402,257)	(433,164)	(465,421)
Deferred tax liability on CDI	113,581	123,472	133,712	144,294	155,219
Deferred tax liability on other intangibles	6,265	6,489	6,719	6,892	7,126
Deferred tax liability on tax deductible goodwill	162,678	156,956	151,234	145,512	139,790

Total tangible equity including OCI	$3,186,238	$3,480,880	$3,612,300	$3,640,627	$3,525,310

Total assets	$81,912,719	$84,746,396	$86,607,328	$82,737,091	$82,193,565
Goodwill	(3,430,290)	(3,426,246)	(5,003,022)	(5,003,195)	(5,006,290)
CDI and other intangibles	(342,994)	(372,116)	(402,257)	(433,164)	(465,421)
Deferred tax liability on CDI	113,581	123,472	133,712	144,294	155,219
Deferred tax liability on other intangibles	6,265	6,489	6,719	6,892	7,126
Deferred tax liability on tax deductible goodwill	162,678	156,956	151,234	145,512	139,790

Total tangible assets including OCI	$78,421,960	$81,234,951	$81,493,714	$77,597,430	$77,023,989

Tangible equity to tangible assets including OCI	4.06%	4.28%	4.43%	4.69%	4.58%

Total tangible equity including OCI	$3,186,238	$3,480,880	$3,612,300	$3,640,627	$3,525,310
Accumulated other comprehensive loss	749,556	326,133	218,155	121,184	13,177

Total tangible equity excluding OCI	$3,935,794	$3,807,013	$3,830,455	$3,761,811	$3,538,487

Total tangible assets including OCI	$78,421,960	$81,234,951	$81,493,714	$77,597,430	$77,023,989
Accumulated other comprehensive loss	749,556	326,133	218,155	121,184	13,177

Total tangible assets excluding OCI	$79,171,516	$81,561,084	$81,711,869	$77,718,614	$77,037,166

Tangible equity to tangible assets excluding OCI	4.97%	4.67%	4.69%	4.84%	4.59%

Total tangible equity including OCI	$3,186,238	$3,480,880	$3,612,300	$3,640,627	$3,525,310
Preferred stock	(195,445)	(195,445)	(195,445)	(195,445)	(195,445)

Total tangible common equity including OCI	$2,990,793	$3,285,435	$3,416,855	$3,445,182	$3,329,865

Total tangible equity including OCI	$78,421,960	$81,234,951	$81,493,714	$77,597,430	$77,023,989

Tangible common equity to tangible assets including OCI	3.81%	4.04%	4.19%	4.44%	4.32%

Total tangible common equity including OCI	$2,990,793	$3,285,435	$3,416,855	$3,445,182	$3,329,865
Accumulated other comprehensive loss	749,556	326,133	218,155	121,184	13,177

Total tangible common equity excluding OCI	$3,740,349	$3,611,568	$3,635,010	$3,566,366	$3,343,042

Total tangible equity excluding OCI	$79,171,516	$81,561,084	$81,711,869	$77,718,614	$77,037,166

Tangible common equity to tangible assets excluding OCI	4.72%	4.43%	4.45%	4.59%	4.34%
CALCULATION OF TANGIBLE BOOK VALUE PER SHARE

	Mar. 31	Dec. 31	Sept. 30	June 30	Mar. 31
(dollars and shares in thousands)	2008	2007	2007	2007	2007
Total tangible common equity including OCI	$2,990,793	$3,285,435	$3,416,855	$3,445,182	$3,329,865

Common shares outstanding	482,443	481,404	480,436	479,150	475,658

Tangible common book value per share including OCI	$6.20	$6.82	$7.11	$7.19	$7.00

Total tangible common equity excluding OCI	$3,740,349	$3,611,568	$3,635,010	$3,566,366	$3,343,042

Common shares outstanding	482,443	481,404	480,436	479,150	475,658

Tangible common book value per share including OCI	$7.75	$7.50	$7.57	$7.44	$7.03

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Sovereign Bancorp, Inc. and Subsidiaries
SUPPLEMENTAL INFORMATION
(unaudited)
CALCULATION OF RETURN ON AVERAGE TANGIBLE EQUITY AND RETURN ON AVERAGE TANGIBLE ASSETS

	Quarter Ended
	Mar. 31	Dec. 31	Sept. 30	June 30	Mar. 31
(dollars in thousands)	2008	2007	2007	2007	2007

Total average equity	$6,944,050	$8,721,714	$8,773,451	$8,816,108	$8,734,981
Average goodwill	(3,427,259)	(4,985,883)	(5,003,137)	(5,005,116)	(5,005,119)
Average CDI and other intangibles	(361,229)	(391,628)	(421,895)	(453,528)	(486,214)
Average deferred tax liability on intangibles	285,996	290,838	295,632	300,888	312,197

Total tangible average equity including OCI	$3,441,558	$3,635,041	$3,644,051	$3,658,352	$3,555,845

Return on average equity	5.78%	-72.92%	2.63%	6.71%	2.23%
Effect of goodwill	5.76%	-100.02%	3.62%	9.18%	3.14%
Effect of CDI and other intangibles	0.61%	-7.86%	0.30%	0.83%	0.30%
Effect of deferred tax asset	-0.48%	5.83%	-0.21%	-0.55%	-0.20%

Tangible return on average equity including OCI	11.67%	-174.96%	6.34%	16.17%	5.48%

Total average assets	$80,930,688	$82,190,883	$81,597,168	$81,940,921	$87,615,672
Average goodwill	(3,427,259)	(4,985,883)	(5,003,137)	(5,005,116)	(5,005,119)
Average CDI and other intangibles	(361,229)	(391,628)	(421,895)	(453,528)	(486,214)
Average deferred tax liability on intangibles	285,996	290,838	295,632	300,888	312,197

Total tangible average equity including OCI	$77,428,196	$77,104,210	$76,467,768	$76,783,165	$82,436,536

Return on Average assets	0.50%	-7.74%	0.28%	0.72%	0.22%
Effect of goodwill	0.02%	-0.50%	0.02%	0.05%	0.02%
Effect of CDI and other intangibles	0.00%	-0.04%	0.00%	0.00%	0.00%
Effect of deferred tax asset	0.00%	0.03%	0.00%	0.00%	0.00%

Tangible return on average assets including OCI	0.52%	-8.25%	0.30%	0.77%	0.24%

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